Exhibit 99.2



                              FOR IMMEDIATE RELEASE



Contact:
Ron Meggison, CEO                            Sarah Pinheiro, Investor Relations
Sentech EAS Corporation                      Ensec International, Inc.
(954) 426-2965                               (212) 524-0600


                          ENSEC INTERNATIONAL, INC. AND
                     SENTECH EAS CORPORATION ANNOUNCE MERGER

               NEW YORK, November 2, 1998 -- Ensec International, Inc. (OTC Electronic Bulletin Board: ENSC), a leading provider of state-of-the-art, high-end integrated security systems, announced today that it entered into a Merger Agreement with Sentech EAS Corporation ("Sentech"), a Florida Corporation. Pursuant to the terms of the agreement, Ensec and Sentech will be wholly-owned subsidiaries of Sensec International, a newly formed holding company. Upon completion of the merger, Ensec shareholders will own 1,425,000 shares of Sensec and the Sentech shareholders will own 950,000 shares of Sensec. The Merger Agreement is subject to, among other things, approval by each of the company's shareholders. The parties anticipate the merger will be completed during the first quarter of 1999.
               "This merger will bring Ensec into the growing Electronic Article Surveillance (EAS) market in the U.S. and internationally, and I am very enthusiastic about the future of both companies," said Charles N. Finkel, Ensec International's Chairman of the Board. Mr. Edward Mulhare, Chairman of Sentech commented, "This merger will expand Sentech's international base for distribution and sales of our EAS products, as well as, bring additional strong management for our operations."
               The Companies were introduced by Donald & Company, a New York based investment banking firm. Donald & Company's President, Steven Blum commented, "This is a real opportunity to have a strong leading Security Systems Integrator in South America with a good EAS product line and create a leader in the overall Electronic Security Systems market."
               Ensec is a systems integrator and services provider in commercial/industrial integrated security systems, video remote surveillance, and data information security systems.
               Sentech manufactures, distributes, and services electronic article surveillance and accessories world wide, whose products are used primarily by retailers to prevent financial losses attributed to theft of merchandise.

DISCLAIMER: THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS CONCERNING PLANS, OBJECTIVES, GOALS, STRATEGIES, FUTURE EVENTS OR PERFORMANCE AND UNDERLYING ASSUMPTIONS AND OTHER STATEMENTS, WHICH ARE OTHER THAN STATEMENTS OF HISTORICAL FACTS. THESE STATEMENTS ARE SUBJECT TO UNCERTAINTIES AND RISKS INCLUDING, BUT NOT LIMITED TO, PRODUCT AND SERVICE
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CIRCUMSTANCES AFTER THE DATE HEREOF.